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                                                                   EXHIBIT 10.16

                              SECOND AMENDMENT TO
                    OPTION AGREEMENT AND ESCROW INSTRUCTIONS

        This SECOND AMENDMENT TO OPTION AGREEMENT AND ESCROW INSTRUCTIONS ("AMENDMENT") is made and effective as of July 18, 2001 ("EFFECTIVE DATE"), by DIVERSIFIED EASTGATE VENTURE, an Illinois general partnership ("SELLER"), and ILLUMINA, INC., a Delaware corporation ("BUYER"), with reference to the facts set forth below.

                                R E C I T A L S:

        A. Pursuant to that certain Option Agreement and Escrow Instructions dated July 6, 2000, as amended by that certain First Amendment to Option Agreement and Escrow Instructions dated May 25, 2001 ("FIRST AMENDMENT") (collectively, "OPTION AGREEMENT"), Seller granted to Buyer an option ("OPTION") to purchase certain real property located in the County of San Diego, California, as more particularly described therein ("PROPERTY"). On or about November 30, 2000, Buyer exercised its Option to purchase the Property.

        B. Seller and Buyer have also entered into that certain Eastgate Pointe Lease dated July 6, 2000 ("LEASE") whereby Seller, as Landlord, leased the Property to Buyer, as Tenant.

        C. Pursuant to the First Amendment, the parties agreed to certain modifications to the Option Agreement and the Lease based upon Buyer's request for certain additions and modifications to (a) the Project Plans and the Project Work under the Option Agreement, and (b) the Tenant Improvement Plans and the Tenant Improvements under the Lease. As a result of these modifications, the parties acknowledge that Buyer will not be in a position to close Escrow on or before the outside Closing Date of August 1, 2001. Accordingly, the parties desire to modify the Option Agreement to extend the Close of Escrow until October 1, 2001, on the terms and conditions set forth herein.

        D. In connection with the extension of the Close of Escrow, the parties also desire to amend the Option Agreement to provide for certain modifications to the economic terms of the transaction, as set forth on EXHIBIT "A" attached hereto and incorporated herein. The parties agree that such modifications shall be made on the terms and conditions set forth herein.

        NOW THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

        1. Section 1.3 -- Option Deposit. The third sentence of Section 1.3 of the Option Agreement shall be deleted and replaced with the following:

        "The Option Deposit, together with interest calculated thereon at the rate of nine percent (9%) per annum (calculated from the date of such deposit until August 1, 2001) shall be applied to the Purchase Price in the event that Buyer exercises the Option pursuant to Section 1.5 herein."
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        2. Section 1.5 - Exercise Deposit. Section 1.5 of the Agreement shall be modified to require Buyer to deliver to Seller an additional Exercise Deposit ("ADDITIONAL EXERCISE DEPOSIT") in the amount of Two Million Six Hundred Seventy-Eight Thousand Eight Hundred Fifty-Six Dollars ($2,678,856). Buyer shall deliver the Additional Exercise Deposit directly to Seller, in immediately available funds, on or before August 1, 2001. Hereafter, the term "EXERCISE DEPOSIT" shall refer collectively to original Exercise Deposit previously delivered by Buyer and the Additional Exercise Deposit. The parties acknowledge that the calculation of the Additional Exercise Deposit, as set forth on EXHIBIT "A", includes a credit against the Purchase Price to Buyer for the payment of the Security Deposit and the first month's Monthly Base Rent under the Lease.

        3. Section 2.1 -- Purchase Price. The first sentence of Section 2.1 of the Option Agreement shall be modified to delete subsection (c) and replace it with the following:

        "(c) the product of nine percent (9%) per annum multiplied by the amount of Three Million Four Hundred Fifty Thousand Dollars ($3,450,000) (the "INTEREST CASH CONSIDERATION"), which Interest Cash Consideration shall be calculated for the period of time between December 1, 2000 and August 1, 2001, plus"

        4. Section 3.4 - Extension of Closing Date. The last sentence of Section
3.4 of the Agreement shall be deleted and replaced with the following: "Escrow shall close on or before October 1, 2001 ("CLOSING DATE")".

        5. Section 3.7 -- Proration of Taxes. Section 3.7(a) of the Option Agreement shall be deleted in its entirety and replaced with the following:

               "(a) Prorations. The following items shall be prorated in Escrow, as of August 1, 2001, based on the latest information available to Escrow Agent: (i) real property taxes and any bonds and assessments which are Permitted Exceptions as described in Section 4.2 and (ii) all insurance paid by or due and owing from Seller relating to the Property ("PROPERTY INSURANCE"). Seller shall provide copies of all invoices relating to the Property Insurance at least one (1) business day prior to the Close of Escrow. All prorations shall be made on the basis of a 30-day month and a 365-day year, unless the parties otherwise agree in writing."

        6. Section 3.7(d) -- Reimbursement for Construction Loan Interest.
Section 3.7 of the Option Agreement shall be amended to add the following as subsection (d):

               "(d) Buyer agrees that it shall reimburse Seller for the cost of all interest which accrues for the period from and after August 1, 2001 until the Close of Escrow ("CONSTRUCTION LOAN INTEREST") under that certain loan to Seller by Washington Capital Joint Master Trust Income Fund, as evidenced by that certain


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        Promissory Note in the principal amount of Twenty-Four Million Dollars
        ($24,000,000) and secured by that certain Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing recorded against the Property. Buyer shall pay the Construction Loan Interest to Seller monthly within ten (10) days after Buyer's receipt of a written request from Seller. Notwithstanding anything to the contrary set forth herein, the Construction Loan Interest shall be paid in full on or before the Close of Escrow."

        7. Amendment. Except as expressly amended or modified by the provisions and conditions of this Second Amendment, the Option Agreement shall remain in full force and effect.

        8. Defined Terms. Capitalized Terms which are not otherwise defined herein shall have the meanings attributed to them in Option Agreement.

        9. Counterparts. This Amendment may be executed in counterparts.



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        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

        SELLER:                    DIVERSIFIED EASTGATE VENTURE,
                                   an Illinois general partnership

                                   By:  Diversified Eastgate Pointe, LLC,
                                        a California limited liability company,
                                        Its General Partner

                                        By:    /s/ WILLIAM P. TSCHANTZ
                                               --------------------------------
                                               Its:  Manager


                                   By:  GFBP Partners, LLC,
                                        a California limited liability company,
                                        Its General Partner

                                        By:    /s/ WILLIAM P. TSCHANTZ
                                               --------------------------------
                                               Its:  Manager


        BUYER:                     ILLUMINA, INC.,
                                   a Delaware corporation

                                   By:    /s/ TIMOTHY M. KISH
                                          -------------------------------------
                                   Name:  Timothy M. Kish
                                   Title: Vice President & Chief Financial
                                          Officer



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                                CONSENT OF LENDER

        The undersigned, as "Lender" under that certain Construction Loan Agreement dated September 26, 2000, hereby consents to the terms and conditions of the foregoing Second Amendment to Option Agreement and Escrow Instructions.

Date:  July 25, 2001                    WASHINGTON CAPITAL JOINT MASTER
                                        TRUST MORTGAGE INCOME FUND

                                        By: Washington Capital Management, Inc.,
                                            a Washington corporation,
                                            Its Investment Manager


                                           By:    /s/ DONALD R. MAESCHER
                                                  -----------------------------
                                           Name:  Donald R. Maescher
                                           Title: President, California Division




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